Exhibit 99.1

MIMEDX ANNOUNCES ORGANIZATIONAL REALIGNMENT PROGRAM

Plan Will Improve Cost Structure and is Designed to Position Business for Long-Term Success

Marietta, Georgia, December 5, 2018 — MiMedx Group, Inc. (OTC PINK: MDXG), a leading developer and marketer of regenerative and therapeutic biologics, today announced its plans to implement a broad-based organizational realignment, cost reduction and efficiency program to better ensure the Company’s cost structure is appropriate given its revenue expectations. MiMedx plans to execute these initiatives while continuing to deliver products and support for healthcare providers and the patients they serve.

“Today’s announcement is a continuation of management’s efforts to position the business for long-term success by focusing on our wound care business, where our clinical studies best support patient outcomes and for which reimbursement policy has traditionally been more stable,” said David Coles, Interim Chief Executive Officer. “Recent business trends and our internal analysis have led us to simplify and streamline our organizational structure, and reduce costs in order to improve profitability and liquidity.”

The Company remains dedicated to executing its long-term strategic plan. In the near term, this includes a sharp focus on its traditional wound care business, further developing the Company’s product pipeline, and continuing to pursue FDA approval for micronized dehydrated human amnion/chorion membrane (dHACM) to treat certain musculoskeletal pain indications as MiMedx transitions to a biopharmaceutical company.

The wound care market in which the Company operates is undergoing a transition as it adapts to a changing regulatory environment for human cells, tissues, and cellular and tissue-based products (HCT/Ps), as well as to recent third-party payer decisions eliminating health insurance coverage for certain uses of amniotic tissue products. Moreover, the Audit Committee’s independent investigation has required changes to business practices to address issues identified in the investigation. MiMedx’s realignment program was developed largely in response to these changes that have resulted in a material softening in the Company’s recent revenue performance and expected near-term sales forecast.

The realignment will include a reduction of the MiMedx workforce by approximately 240 full-time employees, or 24% of its total workforce, of which about half are salesforce personnel. The cost reductions also include various non-employee expenses. As a result of this realignment program, management expects the Company to realize material, annualized cost savings beginning in the first quarter of 2019.

“Today’s announcement is difficult as it affects many of our colleagues. I’d like to thank all of our employees for their contributions to our Company and their support of our mission,” Coles continued. “We are confident these organizational changes will both better align our cost structure with our near-term revenue expectations and allow us to operate more efficiently and effectively. By tackling the cost structure now, we believe we are better able to position MiMedx to capitalize on the market opportunities presented by our products and pipeline and, hence, preserve and drive long-term shareholder value.”

As previously announced, the Company is restating its financial statements. Due to the depth, breadth and complexity of issues identified, management has expanded the scope of work in connection with the preparation of the Company’s financial statements and is unable to estimate the expected completion date at this time.

Due to the changes in business practices discussed above and other factors, including the inability to provide the full context of current or past performance, the Company is not currently in a position to provide any financial performance-related information. Moreover, at this time, the Company cannot estimate its exposure, if any, to potential contingent liabilities related to pending and threatened shareholder lawsuits, pending governmental investigations or other legal proceedings.

As previously disclosed, the Compensation Committee and the Board determined that the separations of the Company’s former CEO, COO, CFO and Corporate Controller should be treated as “for cause” and that these former executive officers had engaged in, among other things, conduct detrimental to the business or reputation of the Company. The departures of these former executives have enabled the Company to progress in the preparation of its financial statements.

The Audit Committee’s independent investigation is still ongoing, and there may be other actions taken based, at least in part, on information from the investigation. The Company continues to incur significant legal and accounting-related expenses related to, among other things, the Audit Committee’s independent investigation and other legal matters, the Company’s work to prepare its restated financial statements and the implementation of improved business controls.

Separately, the Board of Directors’ search process for a permanent CEO is active and ongoing, and the Board has been meeting with candidates. However, the ongoing investigation, resulting extensive accounting analysis and pending financial restatement process make it challenging to attract qualified candidates. In addition, the financial restatement process has presented a practical issue with respect to candidates having sufficient information to evaluate the Company’s financial situation and overall business.

“We regret that the tough decisions being made as a result of the realignment program are affecting team members across the organization,” said Charles E. Evans, Chairman of the Board. “We do believe MiMedx is making significant progress on numerous, critical fronts. In particular, the Company has established an independent compliance function, assessed and improved sales and other business practices, is advancing the financial restatement process, continues to remediate the internal control environment, and is developing a long-range strategic plan.”

About MiMedx

MiMedx® is a leading biopharmaceutical company developing and marketing regenerative and therapeutic biologics utilizing human placental tissue allografts with patent-protected processes for multiple sectors of healthcare. The Company processes the human placental tissue utilizing its proprietary PURION® process methodology, among other processes, to produce allografts by employing aseptic processing techniques in addition to terminal sterilization. MiMedx has supplied over 1.3 million allografts to date. For additional information, please visit www.mimedx.com.

Safe Harbor Statement

This press release includes forward-looking statements including statements regarding the Company’s expectation that the realignment program will improve profitability and liquidity, operating efficiency and align the Company’s cost structure with expected near-term revenue projections; statements regarding the Company’s expected near-term sales forecast; statements regarding the Company’s long-term strategic plan including the Company’s product pipeline and pursuit of FDA approval of micronized products, and expected cost savings from the realignment program. Forward-looking statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “potential,” “will,” “would” and similar expressions and are based on management’s current beliefs and expectations. Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements.

Actual results may differ materially from those set forth in the forward-looking statements as a result of various factors, including the extent, timing and financial aspects of the realignment program, including the reduction in workforce and non-employee-related expenses; the Company’s strategy, future operations, future financial position, future revenues or projected costs, including its ability to manage its operating expenses; and future actions that may be taken in connection with the Audit Committee’s independent investigation. For more detailed information on the risks and uncertainties that may apply to the Company’s business and the ownership of Company common stock, please review the Risk Factors section of the Company’s most recent annual report filed with the SEC. Any forward-looking statements speak only as of the date of this press release, and except as required by law, the Company assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

Robert P. Borchert

Vice President, Investor Relations

770-651-9383

rborchert@mimedx.com